Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Tasker Capital Corp. on Amendment No.1 to Form S-1 of our report, dated March 9, 2006, relating to the consolidated balance sheets of Tasker Capital Corp. and Subsidiaries (a development stage company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended. We also consent to the use in this Registration Statement of our report dated September 9, 2005, relating to the combined financial statements of pHarlo Citrus Technologies, Inc., Coast to Coast Laboratories, LLC, pHarlo USA, Inc. and pHarlo Brevard, Inc. (collectively, “the pHarlo Group) as of December 31, 2004, and for the years ended December 31, 2004 and 2003. We also consent to the reference to us under the heading “Selected Financial Data” and “Experts” in such Registration Statement.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

July 10, 2006